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                                                                      Exhibit 5



                            Hogan & Hartson L.L.P.
                            555 13th Street, N.W.
                            Washington, D.C. 20004
                                (202) 637-5600


                                 May 30, 2001


Board of Directors
Sunrise Assisted Living, Inc.
7902 Westpark Drive
McLean, VA  22102

Ladies and Gentlemen:

                  We are acting as counsel to Sunrise Assisted Living, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of 300,000 shares of the Company's common stock, par value $.01 per share (the "Shares") issuable in connection with the Company's Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Restated Certificate of Incorporation of the Company, as amended, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. Resolutions of the Board of Directors of the Company adopted on March 19, 2001 and May 11, 2001 and resolutions of the stockholders of the Company adopted on May 11, 2001, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, among other things, approving and adopting the Employee Stock
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Board of Directors
Sunrise Assisted Living, Inc.
May 30, 2001
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                           Purchase Plan and approving the filing of the
                           Registration Statement.

                  5. The Employee Stock Purchase Plan, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, regulations, or ordinances. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, following issuance of the Shares pursuant to the terms of the Employee Stock Purchase Plan, the Shares will be validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ Hogan & Hartson L.L.P.

                                       HOGAN & HARTSON L.L.P.